UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2009

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

247 SW 8TH Street, #122

Miami, FL 33130

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 432-5232

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2007, the Company filed an a Current Report on Form 8-K announcing entry into an Option Agreement (the “Agreement”) with Kranti Resources, Inc. (”Kranti”) under which Beeston granted Kranti the right to explore and develop mineral property located in the Clinton Mining Division of British Columbia, Canada, as described in the Agreement.  Kranti was also granted the option to acquire the property from Beeston.  Under the terms of the Agreement, Kranti was required to incur certain expenditures towards mining operations, or to make an equivalent cash payment.  On January 16, 2009, the Company entered into an amendment to the Agreement (the “Amendment”), which is attached hereto as Exhibit 10.1.  As Kranti was unable to comply with these requirements due to a lack of funding, Beeston has agreed to extend certain time periods under the Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 – Amendment to Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Brian Smith

Brian Smith, President